Exhibit 10.1

ONTO INNOVATION INC. INDEMNITY AGREEMENT

This  Indemnity  Agreement  (this  “Agreement”)  dated as of , 20is made by and between Onto Innovation Inc., a Delaware corporation (the “Company”), and [Name], a director or officer of the Company or one of the Company’s subsidiaries (“Indemnitee”).

RECITALS

A.The Company is aware that competent and experienced persons are increasingly reluctant to serve as representatives of corporations unless they are protected by comprehensive liability insurance and indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no relationship to the compensation of such representatives;

B.The members of the Board of Directors of the Company (the “Board”) have concluded that to retain and attract talented and experienced individuals to serve as representatives of the Company and its Subsidiaries and Affiliates and to encourage such individuals to take the business risks necessary for the success of the Company and its Subsidiaries and Affiliates, it is necessary for the Company to contractually indemnify certain of its representatives and the representatives of its Subsidiaries and Affiliates, and to assume for itself maximum liability for Expenses and Other Liabilities in connection with claims against such representatives in connection with their service to the Company and its Subsidiaries and Affiliates;

C.Section 145 of the Delaware General Corporation Law (“GCL”) empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises, and expressly provides that the indemnification provided thereby is not exclusive; and

D.The Company desires and has requested Indemnitee to serve or continue to serve as a representative of the Company and/or the Subsidiaries or Affiliates of the Company free from undue concern about inappropriate claims for damages arising out of or related to such services to the Company and/or the Subsidiaries or Affiliates of the Company.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Definitions.

(a)Affiliate. For purposes of this Agreement, “Affiliate” of the Company means any corporation, partnership, limited liability company, joint venture, trust or other enterprise in respect of which Indemnitee is or was or will be serving as a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary, or in any other similar capacity at the request, election or direction of  the Company, and including, but not limited to, any employee benefit plan of the Company or a Subsidiary or Affiliate of the Company.

(b)Change in Control. For purposes of this Agreement, “Change in Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a Subsidiary or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Subsidiary, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding capital stock, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the outstanding capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding  or by being converted into capital stock of the surviving entity) at least 80% of the total voting power represented by the capital stock of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(c)Expenses. For purposes of this Agreement, “Expenses” means all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs), paid or incurred by Indemnitee in connection with either the investigation, defense or appeal of, or being a witness, affiant or deponent in a Proceeding (as defined below), or establishing or enforcing a right to indemnification under this Agreement, Section 145 of the GCL or otherwise; provided, however, that Expenses shall not include any judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement of a Proceeding.

(d)Indemnifiable Event. For purposes of this Agreement, “Indemnifiable Event” means any event or occurrence related to Indemnitee’s service for the Company or any Subsidiary or Affiliate as an Indemnifiable Person (as defined below), or by reason of anything done or not done, or any act or omission, by Indemnitee in any such capacity.

(e)Indemnifiable Person. For the purposes of this Agreement, “Indemnifiable Person” means any person who is or was a director, officer, employee, attorney, trustee,  manager, member, partner, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of the Company or a Subsidiary or Affiliate of the Company.

(f)Independent Counsel. For purposes of this Agreement, “Independent Counsel” means legal counsel that has not performed services for the Company or Indemnitee in the five years preceding the time in question and that would not, under applicable standards of professional conduct, have a conflict of interest in representing either the Company or Indemnitee.

(g)Other Liabilities. For purposes of this Agreement, “Other Liabilities” means any and all liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, ERISA (or other benefit plan related) excise taxes or penalties, and amounts paid in settlement and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, ERISA (or other benefit plan related) excise  taxes or penalties, or amounts paid in settlement).

(h)Proceeding. For the purposes of this Agreement, “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative, legislative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.

(i)Subsidiary. For purposes of this Agreement, “Subsidiary” means any  entity of which more than 50% of the outstanding voting securities is owned directly or  indirectly by the Company.

2.Agreement to Serve. Indemnitee agrees to serve and/or continue to serve as an Indemnifiable Person in the capacity or capacities in which Indemnitee currently serves the Company as an Indemnifiable Person, and any additional capacity in which Indemnitee may agree to serve, until such time as Indemnitee’s service in a particular capacity shall end  according to the terms of an agreement, the Company’s Certificate of Incorporation or Bylaws, governing law, or otherwise. Nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company or a Subsidiary or Affiliate  of the Company by Indemnitee.

3.	Mandatory Indemnification.

(a)Agreement to Indemnify. In the event Indemnitee is a person who was or is a party to or witness, affiant or deponent in or is threatened to be made a party to or witness, affiant or deponent in any Proceeding by reason of an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with (including in preparation for) such Proceeding to the fullest extent not prohibited by the provisions of the Company’s Certificate of Incorporation or Bylaws and the GCL, as the same may be amended from time to time (but only to the extent that such amendment permits the Company to provide broader indemnification rights than the Company’s Certificate of Incorporation or Bylaws or the GCL permitted prior to the adoption of such amendment).

(b)Primary Indemnitor. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more other entities and/or organizations (collectively, the “Secondary Indemnitors”).

The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (ii) it will be required to advance the full amount of Expenses incurred by  Indemnitee and will be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Secondary Indemnitors and (iii) it irrevocably waives relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company will affect the foregoing and the Secondary Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Secondary Indemnitors are express third party beneficiaries of the terms hereof.

(c)Exception for Amounts Covered by Insurance and Other Sources. Except as provided in paragraph (b) above, the Company shall not be obligated to indemnify Indemnitee for Expenses or Other Liabilities of any type whatsoever (including, but not limited to  judgments, fines, penalties, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to Indemnitee (or paid directly to a third party on Indemnitee’s behalf) by any directors and officers, or other type, of insurance maintained by the Company or other indemnity arrangements with third parties.

4.	Partial Indemnification and Contribution.

(a)Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities but not entitled, however, to indemnification for the total amount of such Expenses or Other Liabilities, the Company shall nevertheless indemnify Indemnitee for such total amount except as to the portion thereof for which indemnification is prohibited by the provisions of the Company’s Certificate of Incorporation or Bylaws or the GCL. In any review  or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.

(b)Contribution. If Indemnitee is not entitled to the indemnification provided in Section 3 above for any reason other than the statutory limitations set forth in the GCL, then in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and Other Liabilities incurred by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such Proceeding arose and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other hand in connection with the events which resulted in such Expenses and Other Liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

5.Liability Insurance. So long as Indemnitee shall continue to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed  Proceeding as a result of an Indemnifiable Event, the Company shall maintain in full force and effect for the benefit of Indemnitee as an insured (i) liability insurance issued by one or more reputable insurers and having the policy amount and deductible deemed appropriate by the Board and providing in all respects coverage at least comparable to and in the same amount as that provided  to  the Chairman  of the Board  or the  Chief Executive Officer  of the Company     and

(ii)any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board or the Chief Executive Officer of the Company. Without limitation of the foregoing, in the event of a Change in Control, the Company or its successor shall maintain, for an aggregate period of six years from the effective date of the Change in Control, a directors and officers liability insurance policy (or single premium tail coverage with respect to such insurance) for the benefit of the Indemnitee that provides coverage for events occurring prior to the Change in Control that is at least comparable to and in the same amount as the policy existing prior to the Change in Control. The purchase, establishment and maintenance of any such insurance or other arrangements shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and  the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such insurance or other arrangement.

6.Mandatory Advancement of Expenses. If requested by Indemnitee, the Company shall advance prior to the final disposition of the Proceeding all Expenses incurred by Indemnitee in connection with (including in preparation for) a Proceeding related to an Indemnifiable Event. Indemnitee hereby undertakes to repay such amounts advanced if, and only if and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Company’s Certificate of Incorporation or Bylaws or the GCL. The advances to be made hereunder shall be paid by the Company to Indemnitee or directly to a third party designated by Indemnitee within ten (10) days following delivery of a written request therefor by Indemnitee to the Company. Indemnitee’s undertaking  to repay any Expenses advanced to Indemnitee hereunder shall be unsecured and shall not be subject to the accrual or payment of any interest thereon.

7.	Notice and Other Indemnification Procedures.

(a)Notification. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification or advancement of Expenses with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof. However, a failure so to notify the Company promptly following Indemnitee’s receipt of such notice shall not relieve the Company from any liability that it may have to Indemnitee except to the extent that the Company is materially prejudiced in its defense of such Proceeding as a result of such failure.

(b)Insurance and Other Matters. If, at the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 7(a) above, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the issuers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonable action to cause such insurers to pay,  on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such insurance policies.

(c)Assumption of Defense. In the event the Company shall be obligated to advance the Expenses for any Proceeding against Indemnitee, the Company, if deemed appropriate by the Company, shall be entitled to assume the defense of such Proceeding as provided herein. Following delivery of written notice to Indemnitee of the Company’s election to assume the defense of such Proceeding, the approval by Indemnitee (which approval shall not be unreasonably withheld) of counsel designated by the Company and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any  fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that Indemnitee shall have the right to employ his or her own counsel in connection with any such Proceeding, at the expense of Indemnitee, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such Proceeding. If (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have notified the Board in writing that Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company fails to employ counsel to assume the defense of such Proceeding, the fees and expenses of Indemnitee’s counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Agreement. Nothing herein shall prevent Indemnitee from employing counsel for any such Proceeding at Indemnitee’s expense.

(d)Settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. Neither the Company nor any Subsidiary or Affiliate of the Company shall enter into a settlement of any Proceeding that might result in the imposition of any Expense, Other Liability, penalty, limitation or detriment on Indemnitee, whether indemnifiable under this Agreement or otherwise, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent from any settlement of any Proceeding.

8.	Determination of Right to Indemnification.

(a)Success on the Merits or Otherwise. To the extent that Indemnitee has been successful on the merits or otherwise in defense  of  any  Proceeding  referred  to  in  Section 3(a) above or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against Expenses actually incurred in connection therewith.

(b)Indemnification in Other Situations. In the event that Section 8(a) is inapplicable, the Company shall also indemnify Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 8(c) below that the Indemnitee has failed to meet the applicable standard of conduct for indemnification.

(c)Forum. Indemnitee shall be entitled to select the forum in which determination of whether or not Indemnitee has met the applicable standard of conduct shall be decided, and such election will be made from among the following:

(i)Those members of the Board who are not parties to the Proceeding for which a claim is made under this Agreement (“Independent Directors”) even though less than a quorum;

(ii)A committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum;

(iii)Independent Counsel selected by Indemnitee and approved by the Board, which approval may not be unreasonably withheld, which counsel shall make such determination in a written opinion; or

(iv)A panel of three arbitrators, one of whom is elected by the Company, another of whom is selected by Indemnitee and the last of whom is selected by the first two arbitrators so selected.

The selected forum shall be referred to herein as the “Reviewing Party”.

(d)As soon as practicable, and in no event later than thirty (30) days after receipt by the Company of written notice of  Indemnitee’s  choice  of  forum  pursuant  to  Section 8(c) above, the Company and Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than thirty (30) days following the receipt of all such information, provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee. All Expenses associated with the process set forth in this Section 8(d), including but not limited to the Expenses of the Reviewing Party, shall be paid by the Company.

(e)Delaware Court of Chancery. Notwithstanding a final determination by any Reviewing Party that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to the Court of Chancery, for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement.

(f)Expenses. The Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any hearing or Proceeding under this Section 8 involving Indemnitee and against all Expenses and Other Liabilities incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims of Indemnitee in any such Proceeding was frivolous or made in bad faith.

9.	Exceptions. Any other provision herein to the contrary notwithstanding,

(a)Claims Initiated by Indemnitee. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way  of defense, except (1) with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, any other statute or law, as permitted under Section 145  of the GCL, or otherwise, (2) where the Board has consented to the initiation of such Proceeding, or (3) with respect to Proceedings brought to discharge Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

(b)Section 16(b) Actions. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

(c)Unlawful Indemnification. The Company shall not be obligated pursuant  to the terms of this Agreement to indemnify Indemnitee for Other Liabilities if a final decision  by a court having competent jurisdiction in the matter shall determine that such indemnification is not lawful.

10.Non-exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in his or her official capacity and to acts or omissions in another capacity while serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

11.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

12.Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver  of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) and except as expressly provided herein, no such waiver shall constitute a continuing waiver.

13.Successors and Assigns. The terms of this Agreement shall bind, and shall inure  to the benefit of, the successors and assigns of the parties hereto.

14.Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and a receipt is provided by the party to whom such communication is delivered, (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S.   mail,

(iii)personal service by a process server, or (iv) delivery to the recipient’s address by overnight delivery (e.g., FedEx, UPS or DHL) or other commercial delivery service. Addresses for notice  to either party are as shown on the signature page of this Agreement, or as  subsequently modified by written notice complying with the provisions of this Section 14. Delivery of communications to the Company with respect to this Agreement shall be sent to the attention of the Company’s General Counsel.

15.No Presumptions. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise. In addition, neither the failure of the Company or a Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or  had any particular belief, nor an actual determination by the Company or a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by Indemnitee to secure a judicial determination by exercising Indemnitee’s rights under Section 8(e) of this Agreement shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under  applicable law or otherwise.

16.Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

17.Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

18.Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute Proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

19.Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

20.Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

21.Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely with Delaware.

22.Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement.

23.Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

24.Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and  oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto. The parties’ entry into this Agreement shall be deemed to amend and restate any other indemnification agreement providing for indemnification of Indemnitee by the Company to read in its entirety as, and to be superseded by, this Agreement.

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The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

COMPANY:	INDEMNITEE:
ONTO INNOVATION INC., a Delaware Corporation	[NAME]
By:
Name
Title:
Address	Address:

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